Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-165535) of Echo Global Logistics, Inc., pertaining to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan
(2)Registration Statement (Form S-8 No. 333-184789) of Echo Global Logistics, Inc., pertaining to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (as amended and restated June 20, 2012)
(3)Registration Statement (Form S-8 No. 333-204632) of Echo Global Logistics, Inc., pertaining to the Echo Global Logistics, Inc. 2015 Inducement and Retention Stock Plan for Command Employees
(4)Registration Statement (Form S-8 No. 333-219557) of Echo Global Logistics, Inc., pertaining to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (as amended and restated June 16, 2017)

of our reports dated February 26, 2021, with respect to the consolidated financial statements and schedule of Echo Global Logistics, Inc., and the effectiveness of internal control over financial reporting of Echo Global Logistics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Chicago, Illinois
February 26, 2021